Corporate Resource Services Acquires Temploy, Inc., Improves Its Margins in Southern California

NEW YORK, N.Y. -- (Business Wire) – March 8, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it closed on its acquisition of Temploy, Inc., of Tustin, California. The transaction will be effective as of March 11, 2013.

“The Temploy acquisition is a welcome addition to the CRS family of companies and we are excited to integrate Temploy into our existing business in Southern California,” said Mark Levine, Chief Operating Officer of Corporate Resource Services, Inc. “Temploy will help us increase our margins in the State of California as it has a book of business at higher profitability levels than our traditional business.  We will leverage Temploy’s best practices throughout the region and focus on delivering higher margin business to CRS and greater value to our shareholders.”

About Temploy, Inc.

Headquartered in Tustin, California, Temploy has been supplying qualified, temporary and full time employees to hundreds of businesses throughout southern California since 1979.  The company has focused on superior service and customized processes to better meet their clients’ needs by taking the time to understand their specific temporary employment requirements. As a result, Temploy has been a trusted partner to many of its clients for years.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380